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                                                                   Exhibit 99.7



                                April 18, 2001



United Investors Life Insurance Co.
2001 Third Avenue South
Birmingham, AL 35233

     RE: United Investors Life Variable Account (Advantage I)
         Form S-6 File No. 33-11465
         ----------------------------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 16 to the Registration Statement on Form S-6 filed by United Investors Life Insurance Company for certain variable life insurance policies (File No. 33-11465). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN LLP



                                   By: /s/ Frederick R. Bellamy
                                       ------------------------
                                       Frederick R. Bellamy